Exhibit 10.8

STOCK OPTION AGREEMENT
(Non-Qualified Option ~~- Immediate Vesting~~ – Director or Employee)

THIS AGREEMENT GRANTS A NON-QUALIFIED STOCK OPTION (“NQO”)

Dear ______________(“Grantee”):

In view of your substantial contributions toward the achievement of the business goals and objectives of NEW CENTURY BANK (the "Bank") and the expectation of your future contributions, the Board of Directors of the Bank is pleased to award you an option to purchase shares of the Common Stock of the Bank pursuant to the 2004 Incentive Equity and Deferred Compensation Plan of New Century Bank (the "Plan"). This is the stock option agreement between you and the Bank. The option awarded to you is subject to the following terms.

1. NUMBER OF SHARES: You are awarded an option to purchase a total of _____ shares of the Common Stock of the Bank, subject to the terms, conditions and restrictions set forth in this Agreement and the Plan.

2. TYPE OF OPTION: The option awarded to you is a Non-Qualified Option as that term is defined in the Plan.  This option is NOT to be treated as an “incentive stock option” under Section 422 of the Internal Revenue Code.

3. EXERCISE PRICE: The shares may be purchased upon your exercise of this option for the price of $10.25 per share

4. DATE OF GRANT OF AWARD: The Grant Date of the award of this option is December 30, 2005, which is also the date of this Agreement.

5. STATED EXPIRATION DATE: Unless earlier terminated as explained below, the option awarded to you expires (with respect to any number of shares subject to this option not previously exercised) on the 10th anniversary of the Grant Date stated above. This is the Stated Expiration Date.

6. DATE OPTION BECOMES EXERCISABLE; VESTING SCHEDULE; LOSS OF OPTION IN CERTAIN CIRCUMSTANCES:

(a) Subject to the remaining terms of this Agreement, your right to exercise this option shall vest as follows but only if, at the time each increment is scheduled to vest, you have, on a continuous basis throughout the period from the Grant Date to the date the increment of shares is scheduled to vest, remained either employed with the Bank on a full-time basis or in service for the Bank as a director, or both.  Subject to the foregoing:  (i) you will have the right to purchase one-third (1/3) of the shares covered by this Agreement on the date that is one year from the Grant Date, and (ii) you will have the right to purchase additional one-third (1/3) increments of the shares covered hereby at one (1) year intervals after that, so that this option becomes fully vested three (3) years after the Grant Date.   If the number of shares subject to this option is not divisible by 3 resulting in a whole number, the one-third number of shares vesting on the First Vesting Date shall be rounded up to the next whole number and the balance of unvested shares shall be divided by two (2) for purposes of determining the number of shares vesting at subsequent dates, with a similar rounding process used on the second vesting date if the result of such division does not produce a whole number.

(b) This stock option is not exercisable for any shares until it vests as to those shares and you satisfy the other requirements of this Agreement.  Once this stock option is vested as to any shares and is exercisable as to those shares, it remains exercisable as to those shares at any time until the expiration of the option in accordance with the terms of this Agreement or the terms of the Plan.

7. EXERCISE OF OPTION: You may exercise the option awarded to you from time to time as provided above by delivering to the Bank all of the following:

(a) Written notice of the exercise marked to the attention of the Chief Financial Officer specifying the number of whole shares in respect of which you are exercising the option, in the form of “Notice of Stock Option Exercise” attached to this Agreement or another form acceptable to the Bank, completed and signed by you.

(b) Payment of the exercise price by certified check payable to the order of the Bank.

(c) Payment of any federal, state and local withholding taxes required in respect of such exercise in any combination of the forms of payment described in (b) above.

Upon receipt of the payment and documents and payments listed above, the Bank will issue you a certificate for the number of shares with respect to which you have exercised the option.

8. EXERCISE DATE: The date on which the Bank receives the documents specified above in complete and otherwise acceptable form and the payments specified above will be treated as the Exercise Date with respect to your exercise of the stock option.

9. NON-ASSIGNABILITY OF OPTION: Except as provided by the Plan, the option awarded to you is exercisable only by you. The option may not be transferred, assigned, pledged as security or hypothecated in any other way and shall not be subject to execution, attachment or similar process even if you agree with someone else that it will be, except that if you die while still employed with the Bank , your estate or the person who acquires the right to exercise the Stock Option upon your death by bequest or inheritance may exercise your option. Upon any attempt by you to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of any portion thereof or upon the levy of any execution, attachment or similar process on this option or on any portion thereof, the option awarded to you will immediately expire with respect to the number of shares not exercised prior to such event.

10. RIGHTS IN SHARES SUBJECT TO OPTION: You will not be treated as a holder of any of the shares subject to this option or of any rights of a holder of such shares unless and until the shares are issued to you as evidenced by stock certificates.

11. EFFECT ON EMPLOYMENT: This Agreement is not an employment agreement or service contract. Therefore, none of the rights awarded to you by this Agreement affect, in any way, your employment or service relationship with the Bank.

12. TERMINATION OF EMPLOYMENT OR SERVICE: Except as otherwise provided in the Plan or this Agreement, upon termination of your employment (and service as a director, if applicable) with the Bank, the unexercised portion of this option will terminate according to the following terms:

(a) If the termination of your employment and service as a director is on account of death or disability or you terminate on account of retirement which has been approved by the Bank, your option will terminate on the Stated Expiration Date described above.

(b) If the termination of your employment or severance from service as a director is for “Cause” as defined in the Plan, your option will terminate automatically with respect to any shares not previously exercised, effective immediately as of your termination or separation.

(c) If the termination of your employment and service as a director is by your own act, your option will terminate at the close of business on the earlier of the Stated Expiration Date described above or on the ninetieth (90th) day following the date of your termination or separation.

(d) If the termination of your employment and service as a director is for any other reason, your option will terminate at the close of business on the earlier of the Stated Expiration Date described above or on the third (3rd) anniversary of the date that your employment with the Bank and services as a director shall have terminated.

13. OPTION AWARDED SUBJECT TO PLAN PROVISIONS: The Plan provisions take precedence over the provisions of this Agreement, Therefore, in the case of any inconsistency between any provision of this Agreement and any provision of the Plan in effect on the Grant Date, the provision of the Plan will control.

14. DETERMINATION OF “FAIR MARKET VALUE”; NO WARRANTY OR REPRESENTATION REGARDING TAX CONSEQUENCES:

(a) “Fair Market Value” as defined in the Plan as of any date of reference shall be determined by the Bank.  The Bank’s determination and method of determination shall be conclusive upon you if consistent with Sections 422 and 409A of the Code (or successor provisions) and any regulations or interest thereunder at the time of the valuation.  The Bank may, but shall not be obligated to, obtain an independent appraisal to determine “Fair Market Value.”

(b) Bank does not make any representations or warranties to you with respect to any federal, state or other income or other tax consequences with respect to the grant or exercise of this option or any disposition of this option or any shares issuable upon its exercise (including without limitation whether the grant or any exercise or disposition of any option shares or rights or stock acquired as a result of exercise of this option is at “fair market value”).  It is your responsibility to consult with your own tax advisor with respect to such matters.

15. COUNTERPARTS: This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which shall be deemed one and the same agreement.

IN WITNESS WHEREOF, the Bank and the Grantee have duly executed this Agreement as of the Grant Date.

NEW CENTURY BANK By: ________________________________ Print Name: __________________________ Title: _______________________________	Grantee: ________________________________ (Signature) Print Name: _______________________

NEW CENTURY BANK
2004 INCENTIVE EQUITY AND DEFERRED COMPENSATION PLAN

NOTICE OF STOCK OPTION EXERCISE

To:           New Century Bank

From:      ___________________________                                                      Date:           ____________________, 20____
(Grantee Name)
Address: ______________________________________________________________________
Tel.No. (______) _______ - ___________

Date of Grant: _______________, _______
Number of Shares Exercised: ________                                                                           Exercise Price Per Share: $_________

Total Exercise Price:	$ __________. ____
PLUS (Contact Payroll to Determine):
Federal Income Tax Withholding	$ __________. ____
F.I.C.A. Tax Withholding	$ __________. ____
Pennsylvania Personal Income Tax Withholding	$ __________. ____
Local Earned Income Tax Withholding	$ __________. ____
Subtotal of withholding taxes	$ __________. ____

TOTAL REMITTANCE	$ __________. ____
______________________________________________________________________

THE FOLLOWING SECTION IS ONLY APPLICABLE IF THE USE OF SHARES TO PAY PART OF THE EXERCISE PRICE IS EXPRESSLY PERMITTED BY THE PROVISIONS OF SECTION 7 OF THIS STOCK OPTION AGREEMENT
_____ Check this box if you want to use all or part of any shares you own or are being exercised that are “in the money” to pay exercise price or taxes.  How many shares:  _________.]

LESS “Fair Market Value” of any shares being exercised that are requested and may be used to pay exercise price or taxes, AS DETERMINED BY BANK (Contact Payroll to Determine):	$ __________. ____
NET REMITTANCE	$ __________. ____

 (IF THIS SECTION IS APPLICABLE, attach properly endorsed certificates of stock to be used to pay part of price).  Please note that value of this stock and the final amount of remittance due is subject to adjustment pending Bank’s determination of applicable stock value.)
______________________________________________________________________

Attach certified check for remittance due.

Please accept the above notice of exercise and issue share certificates as required.

__________________________________
(signature of person authorized to exercise)